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                                                                    Exhibit 99.2

                             WINTERGREEN FUND, INC.
                              OFFICER'S CERTIFICATE

        I, David M. Whitaker, do hereby certify that I am duly elected and acting Vice President of Wintergreen Fund, Inc., (the "Fund") a Maryland corporation; that the following are full, true and correct copies of certain resolutions adopted by the Board of Directors of the Fund on September 29, 2005, and that such resolutions have not been rescinded, amended or modified and on the date hereof are in full force and effect:

        WHEREAS, Rule 17g-1 under the 1940 Act requires Wintergreen Fund, Inc. (the "Fund") to maintain a fidelity bond against larceny and embezzlement, covering each Officer of the Fund who may have access to the Fund's securities or funds; and

        WHEREAS, Rule 17g-1 prescribes a required minimum amount for the Fund's fidelity bond based on the Fund's gross assets, and accordingly, the Fund's management has proposed that the Fund obtain $750,000 of coverage, the amount required for $250,000,000-$500,000,000 dollars of the Fund's assets; now therefore be it

        RESOLVED, that the Board of Directors of the Fund, including a majority of the Directors that are not "interested persons" (as defined in section 2(a)(19) of the 1940 Act) of the Fund, determines that the form of fidelity bond proposed to be issued by St. Paul Mercury Insurance Company in the principal amount of $750,000, be, and hereby is, reasonable, and in the best interests of the Fund; and be it further

        RESOLVED, that the Officers of the Fund be, and each hereby is, authorized to execute and deliver such documents and make such filings as may be necessary to effect the fidelity bond coverage contemplated hereby, and to increase such coverage as may be necessary to meet the requirements of the 1940 Act and the rules thereunder; and be it further

        RESOLVED, that the Officers of the Fund be, and each hereby is, designated as an Officer directed to make filings and give notices required of the Fund by Rule 17g-1 under the 1940 Act.

        IN WITNESS WHEREOF, I have hereunto signed my name this 14th day of September 2006.

                                             /s/ David M. Whitaker
                                             -----------------------------------
                                             David M. Whitaker
                                             Vice President

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        I, Jean Seidel, Vice President of the Fund, hereby do certify that on this 14th day of September 2006, David M. Whitaker is the duly elected Vice President of the Fund and that signature above is his genuine signature.

                                             /s/ Jean Seidel
                                             -----------------------------------
                                             Jean Seidel
                                             Vice President

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